UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 9, 2013 (August 5, 2013)

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois		60601-6436
(Address of Principal Executive Offices)		(ZIP Code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On August 5, 2013, Jeffery A. Surges resigned as Chief Executive Officer and as a director of Merge Healthcare Incorporated (the “Company”), effective August 8, 2013.  Mr. Surges’ resignation was not due to any disagreement between Mr. Surges and the Company on any matter relating to the Company’s operations, policies, or practices.

(c)(d)

On August 5, 2013 Mr. Justin Dearborn, President of the Company and Chief Executive Officer of Merge DNA, was appointed by the Board of Directors of the Company as Chief Executive Officer of the Company, effective August 8, 2013.

Before Mr. Dearborn’s appointment as Chief Executive Officer, he served as managing director and general counsel of Merrick Ventures, LLC (“Merrick Ventures”) from January 2007 until his appointment as Chief Executive Officer of Merge Healthcare in June 2008. In November 2010, Mr. Dearborn transitioned from our Chief Executive Officer to President, and in July 2011, Mr. Dearborn was also appointed Chief Financial Officer. In May 2012, the Company created our Merge DNA operating segment. Mr. Dearborn was appointed Chief Executive Officer of Merge DNA and remained both the President of and a director of the Company. Prior to joining Merrick Ventures, Mr. Dearborn worked over nine years for Click Commerce, Inc. (“Click Commerce”), a publicly traded software and services company. From May 2003 until May 2005, Mr. Dearborn served as vice president of corporate legal affairs and human resources at Click Commerce. Mr. Dearborn was appointed corporate secretary of Click Commerce in May 2003. Prior to Click Commerce, Mr. Dearborn worked at Motorola, Inc. (“Motorola”) where he specialized in intellectual property transactions and also held management positions in Motorola’s semiconductor and government groups. Mr. Dearborn holds a B.A. from Illinois State University and a J.D. from DePaul University. Mr. Dearborn has served on our Board since his first appointment as Chief Executive Officer of the Company in June 2008.

In connection with Mr. Surges’ resignation, on August 5, 2013 Nancy Koenig was elected to the Board of Directors of the Company and was promoted to the position of Chief Operating Officer of the Company, effective August 8, 2013.  Ms. Koenig previously served as the Company’s Executive Vice President, Operations.  Prior to becoming Executive Vice President, Operations, Ms. Koenig served as Executive Vice President - North American Direct Sales beginning in April 2010.  Prior to that she was President of Merge Fusion beginning in June 2008.  Prior to joining the Company, Ms. Koenig was the Chief Executive Officer of Merrick Healthcare Solutions.  Prior to joining Merrick Healthcare Solutions, Ms. Koenig held various positions at Click Commerce beginning in 1999, including serving as the director of business consulting, the head of Click Commerce's European Operations, its vice president of Product Operations and Marketing and its executive vice president – Operations before becoming president of Click Commerce in 2006, which position she held until 2007.  Ms. Koenig is a graduate of the Miami University of Ohio and received her MBA from the Kellogg Graduate School of Management at Northwestern University.

(e)

In connection with Mr. Surges’ resignation, the Company entered into a Letter Agreement (the “Letter Agreement”) and a General Release (the “General Release”), each dated August 8, 2013, with Mr. Surges. Under the terms of the Letter Agreement and the General Release, Mr. Surges has agreed to a general release of claims with respect to the Company and is subject to non−disparagement, cooperation and confidentiality provisions. In consideration for his agreement to the general release and these restrictive covenants, and subject to compliance with the terms of the Letter Agreement and the General Release, the Company has agreed to vest, on the effective date of the General Release, previously-granted stock options with respect to 328,125 shares of the Company’s common stock that would have vested on or before November 30, 2013 had Mr. Surges remained employed through such date and has agreed to pay Mr. Surges certain cash severance payments in the aggregate amount of $225,000. Mr. Surges will also receive certain other separation benefits.  The Letter Agreement is attached hereto as Exhibit 10.1 and the General Release is attached hereto as Exhibit 10.2 and each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Letter Agreement, dated August 8, 2013, between Merge Healthcare Incorporated and Jeffery A. Surges

10.2	General Release, dated August 8, 2013, between Merge Healthcare Incorporated and Jeffery A. Surges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: August 9, 2013	By:	/s/ Justin C. Dearborn
	Name:	Justin C. Dearborn
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated August 8, 2013, between Merge Healthcare Incorporated and Jeffery A. Surges

10.2	General Release, dated August 8, 2013, between Merge Healthcare Incorporated and Jeffery A. Surges